Exhibit 99.1

Global Partners Announces Chief Financial Officer Succession

Daphne H. Foster to Retire August 31, 2021; Gregory B. Hanson, Global’s Treasurer Since 2014, Promoted to CFO Effective September 1, 2021

WALTHAM, Mass.--(BUSINESS WIRE)--March 9, 2021--Global Partners LP (NYSE: GLP) today announced that Daphne H. Foster has notified the Board of Directors that she plans to retire as Chief Financial Officer and step down as a member of the board effective August 31, 2021, after more than 14 years with the Partnership. Gregory B. Hanson, Global’s Treasurer since 2014, will succeed Foster as CFO effective September 1, 2021.

“Daphne has played an integral role in advancing Global’s strategic goals over the past 14 years,” said Eric Slifka, the Partnership’s President and Chief Executive Officer. “She has strengthened the organization by investing in people and new processes, guided a number of successful financings and financial transactions, and helped lead us to a strong financial position. I thank Daphne for her innumerable contributions and wish her well in retirement.”

“I also want to congratulate Greg on his appointment as CFO. He has done an exceptional job in managing our treasury department and has established strong relationships with our banking group. Greg’s in-depth understanding of the business and ability to lead make him the ideal candidate to oversee the finance function. I look forward to working with Greg in his new role as we continue to focus on delivering outstanding results for our unitholders, our employees, our customers and our guests,” said Slifka.

Hanson has more than 20 years of finance experience. Prior to joining Global in 2013, Hanson served as a Senior Vice President at G.E. Financial Services and RBS Citizens Financial Group. Before that, he was a Vice President for Merrill Lynch Capital and a Principal for Bank of America. Hanson received a bachelor’s degree from Colby College and an M.B.A. from Babson College’s Franklin W. Olin School of Business.

About Global Partners LP

With approximately 1,550 locations primarily in the Northeast, Global Partners is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global Partners also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global Partners engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. Global Partners LP, a master limited partnership, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Global Partners’ current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. All comments concerning the Partnership’s expectations for future revenues and operating results and otherwise are based on forecasts for its existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, the impact and duration of the COVID-19 pandemic, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services we provide, uncertainty around the impact of the COVID-19 pandemic to our counterparties and our customers and their corresponding ability to perform their obligations and/or utilize the products we sell and/or services we provide, uncertainty around the impact and duration of federal, state and municipal regulations related to the COVID-19 pandemic, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections. For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global Partners’ filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Daphne H. Foster
Chief Financial Officer
Global Partners LP
(781) 894-8800

Edward J. Faneuil
Executive Vice President, General Counsel and Secretary
Global Partners LP
(781) 894-8800